UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Name of Registrant as Specified in its Charter)

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KBS REAL ESTATE INVESTMENT TRUST III, INC.
SUPPLEMENT TO PROXY STATEMENT
FOR THE 2021 MEETING OF STOCKHOLDERS
The following information updates and supplements KBS Real Estate Investment Trust III, Inc.’s (“we”, “us” or “our”) definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 9, 2021 (the “Proxy Statement”) regarding the 2021 Annual Meeting of Stockholders to be held on Tuesday, June 29, 2021 (the “Annual Meeting”). To the extent the information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement shall supersede or supplement the information in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. Capitalized terms used herein and not otherwise defined have the meanings provided in the Proxy Statement.
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As the global impact of the COVID-19 pandemic continues to evolve, severely impacting global economic activity and causing volatility in the financial markets, including the U.S. real estate office market and the industries of our tenants, our conflicts committee and our board of directors continue to re-evaluate various alternatives available to us, including whether or not to convert to an “NAV REIT.”1 Our conflicts committee and board of directors remain focused on providing stable distributions and enhanced liquidity to stockholders. In the near term, while our conflicts committee and board of directors explore alternatives available to us, we may market certain of our assets for sale.
Based on our assessment of alternatives available to us, market conditions and our further assessment of our capital raising prospects, our conflicts committee and board of directors may conclude that it would be in the best interest of our stockholders to (i) convert to an “NAV REIT,” (ii) continue to operate as a going concern under our current business plan, or (iii) adopt a plan of liquidation that would involve the sale of our remaining assets (in which event such plan would be presented to stockholders for approval). There is no assurance that any alternative being considered by our board of directors will provide a return to stockholders that equals or exceeds our estimated value per share as of May 13, 2021. We also can provide no assurances as to whether or when any alternative being considered by our board of directors will be consummated.
Also, on June 4, 2021, we commenced a self-tender offer for up to 33,849,130 shares of our common stock, par value $0.01 per share, at a purchase price of $10.34 per share (the “Purchase Price”), or approximately $350 million of shares (the “Offer”). Unless extended or withdrawn, the Offer will expire at midnight Eastern Time on Thursday, July 1, 2021.
The Offer is designed to provide limited liquidity to holders of shares for which there is no current public market. Historically, we offered limited liquidity to holders of shares under our share redemption program. However, the share redemption program limits the number of shares we may redeem during any calendar year, so our board of directors has decided to conduct the Offer to provide stockholders with additional liquidity that is in excess of that permitted under our share redemption program.
In December 2019, our board of directors determined to suspend Ordinary Redemptions (defined below) under our share redemption program and Ordinary Redemptions under the share redemption program have remained suspended as we navigate through the impact of the COVID-19 pandemic. Ordinary Redemptions are all redemptions other than those that qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program and, together, “Special Redemptions”). During the suspension of Ordinary Redemptions, no Ordinary Redemption requests have been or will be accepted under the share redemption program.
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1 We refer to an “NAV REIT” as a non-listed, perpetual-life company that (a) calculates the net asset value or “NAV” per share on a regular basis that is more frequent than annually (i.e., daily, monthly or quarterly), (b) offers and sells new shares of common stock continuously through a number of distribution channels in ongoing public offerings, and (c) seeks to provide increased liquidity to current and future stockholders through an expanded share redemption program and/or periodic self-tender offers. We provide additional information about the terms of a possible NAV REIT conversion in the Proxy Statement. We can give no assurance that we will pursue a conversion to an NAV REIT or that if we do pursue conversion to an NAV REIT that we would commence or complete the proposed offering. Even if we convert to an NAV REIT, there is no assurance that we will successfully implement our strategy.

Further, in connection with the approval of the Offer, our board of directors approved a temporary suspension of all redemptions under the share redemption program, including Special Redemptions. As such, Special Redemptions under the share redemption program have been suspended for the June 30, 2021 redemption date, meaning no Special Redemptions will be made under the share redemption program in June 2021. During the suspension of Special Redemptions, no requests have been or will be accepted under the share redemption program.
We will not accept any redemption requests under the share redemption program until the completion of the Offer and all outstanding redemption requests under the share redemption program have been cancelled. Redemptions under the share redemption program are expected to resume on the last business day of July 2021. If stockholders would like to submit a redemption request under the share redemption program, they may do so after the Offer expires. After the completion of the Offer, we intend to remove the current funding limitation of the share redemption program such that, during any calendar year, we may redeem up to 5% of the weighted-average number of shares outstanding during the prior calendar year, consistent with SEC guidance and interpretations. We also intend to amend the share redemption program such that Ordinary Redemptions are redeemed at 96% of the most recent estimated value per share of our common stock. The redemption price for Special Redemptions would remain at the most recent estimated value per share of our common stock, and we would continue to provide reserve funding for Special Redemptions. However, in its sole discretion, our board of directors could amend, further suspend, or terminate the share redemption program upon ten business days’ notice.
The Purchase Price in the Offer is 96% of $10.77, which is the most recent estimated value per share of our common stock. This estimated value was approved by our board of directors on May 13, 2021, and was based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding, all as of March 31, 2021, with the exception of adjustments to our net asset value to give effect to the change in the estimated value of our investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of April 29, 2021. For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated value per share, see the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2021.
Although we remain focused on providing enhanced liquidity to stockholders while maximizing returns to stockholders, we can provide no assurances in this regard.
Our board of directors continues to recommend that you vote FOR each of the nominees for election as director who is named in the Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.
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Except as described above, this supplement does not amend or otherwise modify the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the board of directors in relation thereto. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. You retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You may revoke your proxy or change your vote by (1) notifying Mr. Waldvogel, our Secretary; (2) attending the Annual Meeting and voting in person as described in the Proxy Statement under “Who is entitled to vote at the annual meeting?”; (3) returning another proxy card dated after your first proxy vote, if we receive it before the Annual Meeting date; or (4) recasting your proxy vote via the Internet or by telephone. Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.
Additional Information and Where to Find It

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 29, 2021:
Our Proxy Statement, form of proxy card, supplements to our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the proxy card.

The Proxy Statement, as supplemented hereby, contains information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting. Stockholders may also obtain a copy of the Proxy Statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (which was sent or given to the Company’s stockholders with the Proxy Statement), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbsreitiii.com, or by calling the Broadridge proxy help line at (888) 777-0836.
This supplement is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Offer referenced above is made only pursuant to the offer to purchase, letter of transmittal and related materials that the Company has disseminated to its stockholders and filed with the SEC. The full details of the Offer, including complete instructions on how to tender shares, are included in the materials the Company has disseminated to stockholders and filed with the SEC. Stockholders interested in tendering their shares are urged to read the offer to purchase, the letter of transmittal and other related materials because they contain important information, including the terms and conditions of the Offer. Stockholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at www.sec.gov. The offer to purchase, letter of transmittal and other related documents may also be obtained free of charge from the Company’s website for the Offer, www.selftender.kbs.com, or may be requested from the information agent at (844) 253-1478. The information agent will promptly furnish copies of these materials to stockholders at the Company’s expense.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
These statements are subject to the risk that the future estimated value per share of the Company is lower than the current estimated value per share; that the Company will not complete the Offer; that the Offer will be oversubscribed; that the Company will change the number and amount of shares the Company will purchase in the Offer; that the Company will change the Purchase Price of the Offer; and that the Company will not able to provide enhanced liquidity to stockholders through the share redemption program after the completion of the Offer.
With respect to the estimated value per share, the appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount to account for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, KBS Capital Advisors LLC, and the Company, are the respective party’s best estimates as of March 31, 2021, April 29, 2021 or May 13, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s or its tenants’ business, financial condition, results of operations and cash flows, the markets and communities in which the Company and its tenants operate and the Company’s investment in Prime US REIT depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on the Company or the global economy as a whole.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, each as filed with the SEC. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
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